Exhibit 99.4

EXECUTION VERSION

AMENDMENT NUMBER ONE

to the

Pricing Side Letter

Dated as of February 1, 2013

between

GREEN TREE SERVICING LLC

and

THE ROYAL BANK OF SCOTLAND PLC

This AMENDMENT NUMBER ONE is made this 28th day of March, 2013 (the “Amendment Effective Date”), by and between GREEN TREE SERVICING LLC (“Seller”) and THE ROYAL BANK OF SCOTLAND PLC (“Buyer”), to the Pricing Side Letter, dated as of February 1, 2013, by and between Seller and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Side Letter”).

WHEREAS, Seller and Buyer desire to amend the Side Letter as more specifically set forth herein; and

WHEREAS, Seller and Buyer have agreed to amend the Side Letter as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Amendment Effective Date, the Side Letter is hereby amended as follows:

(a) The definition of “Non Utilization Fee” in the Side Letter is hereby amended and restated in its entirety to read as follows:

A fee in an amount equal to the product of (i) [            ] ([            ]) basis points ([    ]%), times (ii) the Committed Amount, times (iii) 1 minus the Utilization Percentage. The Non-Utilization Fee shall be payable, if at all, on a quarterly basis on each of the Repurchase Dates in March 2013, June 2013 and September 2013 and the Termination Date, as more particularly described in Section 4(e) of the Agreement; or”

(b) Clause (1) of the definition of “Additional Eligible Loan Criteria” in the Side Letter is hereby amended and restated in its entirety to read as follows:

(1) if such Loan was originated more than thirty (30) days prior to the initial Purchase Date of such Loan, unless such Loan was subject to another mortgage warehouse facility immediately prior to such initial Purchase Date and such Loan was originated no more than forty-five (45) days prior to the initial Purchase Date of such Loan (unless such Loan is a Seasoned 61-90 Loan that otherwise qualifies as an Eligible Loan);

(c) Exhibit B to the Side Letter is hereby deleted in its entirety and replaced with the Exhibit B attached to this Amendment Number Two as Annex I:

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Side Letter.

SECTION 3. Limited Effect. Except as amended hereby, the Side Letter shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Side Letter or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Side Letter, any reference in any of such items to the Side Letter being sufficient to refer to the Side Letter as amended hereby.

SECTION 4. Representations. In order to induce Buyer to execute and deliver this Amendment Number One, Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Side Letter and the Master Repurchase Agreement, dated as of February 1, 2013 (as amended, supplemented and otherwise modified from time to time, the “Agreement”), by and between Buyer and Seller, including without limitation, all of the representations and warranties and all of the affirmative and negative covenants in the Agreement, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5. Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with this Amendment Number One) pursuant to Section 23(b) of the Agreement.

SECTION 6. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law, which shall govern).

SECTION 7. Counterparts. This Amendment Number One may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This Amendment Number One, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this Amendment Number One shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

GREEN TREE SERVICING LLC
(Seller)

By:	/s/ Cheryl A. Collins
Name:	Cheryl A. Collins
Title:	Senior Vice President and Treasurer

THE ROYAL BANK OF SCOTLAND PLC (Buyer)

By: RBS SECURITIES, INC., its agent

By:	/s/ Regina Abayev
Name:	Regina Abayev
Title:	Director

Amendment Number One to Pricing Side Letter (RBS-Green Tree)

ANNEX I

EXHIBIT B

PERMITTED SUBLIMITS

* Unless otherwise indicated below, Percentages are calculated against the aggregate outstanding Purchase Price of all Purchased Assets that are then subject to outstanding Transactions at the time of calculation.

**Assets may qualify for more than one Sublimit

Eligible Participation Certificates	[ ]%

Eligible Securities	[ ]%

Eligible Loans	[ ]% (subject to the specific sublimits set forth below)

HARP MH Loans	[ ]%

Jumbo Loans	[ ]%

LTV 150 Loans	During the ninety (90) day period immediately following the Effective Date, (i) the greater of (x) $[ ] and (y) [ ]%. Thereafter, [ ]%.

LTV 125 Loans	During the ninety (90) day period immediately following the Effective Date, (i) the greater of (x) $[ ] and (y) [ ]%. Thereafter, [ ]%.

No FICO Loans	[ ]%

Wet Loans	The greater of (i) $[ ] and (ii) (x) during the first and last 5 Business Days of each calendar month, [ ]%, and (y) all other times, [ ]%.

Seasoned 61-90 Loans	The lesser of (i) $[ ] and (ii) [ ]%.